EXHIBIT 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated as of the 18th day of May, 2007 by and among SBE, INC., a Delaware corporation (“Parent”); COLD WINTER ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and NEONODE INC., a Delaware corporation (referred to herein as the “Company”).

WITNESSETH:

WHEREAS, the parties wish to amend the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 19, 2007, by and among the parties hereto (the “Original Merger Agreement,” and as amended hereby, the “Merger Agreement”),

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Original Merger Agreement,

WHEREAS, the Original Merger Agreement provides that the parties may amend such agreement at any time by written agreement of each party;

WHEREAS, as contemplated in the Original Merger Agreement, Griffin Securities, Inc. (“Griffin”) is entitled to receive the Griffin Warrants in its capacity as financial advisor to the Company; and

WHEREAS, the parties now mutually desire to amend the Original Merger Agreement to, among other things, (1) extend the time for Closing to September 30, 2007, (2) provide for a loan of an aggregate of $1,000,000 by Parent to the Company pursuant to a Note(s) in substantially the form set forth on Exhibit A hereto (the “SBE Note”), (3) authorize the Company to raise additional capital, (4) finalize computation of the Applicable Number, (5) accelerate delivery of the Griffin Warrant, and (6) clarify and correct certain other provisions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties consent to the amendment of the Original Merger Agreement pursuant to this Amendment and agree as follows:

1.    Sections 8.1(e) and (f) of the Original Merger Agreement are hereby amended to change May 31, 2007 to September 30, 2007.

2.    Section 1.5(b) of the Original Merger Agreement is hereby deleted in its entirety and replaced with the following:

“The Applicable Number shall be 3.5319, subject to adjustment from time to time as equitable in the event of stock splits, combinations, reclassifications, reorganizations or similar corporate transactions by either Parent or the Company.”

3.    (a) The Company represents and warrants to Parent and Merger Sub that the representations and warranties made in Section 2.3 of the Original Merger Agreement are true and correct on the date hereof, other than as set forth in this Amendment. The representation and warranty made in the previous sentence shall be deemed a representation and warranty contained in Section 2 of the Merger Agreement.

(b) Parent represents and warrants to the Company that as of the date hereof, it has 2,250,779 shares of Parent Common Stock outstanding and warrants outstanding to purchase an additional 232,000 shares of Parent Common Stock. The representation and warranty made in the previous sentence shall be deemed a representation and warranty contained in Section 3 of the Merger Agreement.

4.    Section 4.2(f) of the Original Merger Agreement is hereby amended so as to be and read in its entirety as follows:

“(f) the Company may sell, issue or authorize the issuance of (i) its capital stock or other security, (ii) options or rights to acquire any capital stock or other security, or (iii) instruments convertible into or exchangeable for any capital stock or other security, provided that (x) such securities are issued at or above the fair value thereof (except that such fair value requirement shall not apply to the issuance of Company Common Stock to employees upon the exercise of outstanding Company Options or to holders of warrants upon the exercise of Company Warrants) and (y) Parent specifically consents to the issuance of up to $3,000,000 of additional senior secured convertible notes having substantially the same terms as the Bridge Notes; and any such securities shall be converted at the Effective Time in accordance with the terms of this Agreement;”

5.    Each of the Company Disclosure Schedule and the Parent Disclosure Schedule are hereby amended and restated so as to be and read in its entirety as set forth on Annex 1 and Annex 2 hereto, respectively.

6.    Section 2.4 of the Original Merger Agreement is hereby amended so as to be and read in its entirety as follows:

“2.4  Financial Statements.

(a)    The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements”):

(i) The audited consolidated balance sheets of the Company as of December 31, 2005 and 2006 and the related audited income statements, statements of stockholders’ equity and statements of cash flows of the Company for the years then ended; and

(ii) the unaudited balance sheet of the Company (the “Unaudited Interim Balance Sheet”) as of March 31, 2007 (the “Interim Statement Date”), and the related unaudited statements of income, cash flows and stockholders’ equity of the Company for the three months then ended.

(b)    The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as permitted by GAAP and except that the financial statements referred to in Section 2.4(a)(ii) do not contain all footnotes required by GAAP and are subject to normal and recurring year-end audit adjustments, which are not expected, individually or in the aggregate, to be material in magnitude).”

7.    Section 2.22 of the Original Merger Agreement is hereby amended so as to be and read in its entirety as follows:

“2.22 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of May 18, 2007 is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.”

8.    The parties hereby agree that the Griffin Warrants may be issued by the Company on the date hereof.

9.    The parties hereby agree that, notwithstanding Sections 4.2(m) and 5.2(k) or any other provisions of the Original Merger Agreement, Parent may issue the SBE Note to the Company.

10.    Corporate Approvals.

(a) Subject to approval of the Merger by its stockholders, the Company has obtained all corporate approvals required in connection with this Amendment. The Company will obtain approval of the Merger by its stockholders within four business days after the execution of this Amendment.

(b) Subject to approval of the Merger by its stockholders, Parent has obtained all necessary corporate approvals required in connection with this Amendment.

11.    Parent shall seek approval from the Company, which approval shall not be unreasonably withheld, for all expenditures in excess of $5,000, other than routine payments of leases or as set forth in Exhibit A hereto.

12.    Miscellaneous.

(a) Except as specifically provided for in this Amendment, the terms of the Merger Agreement shall be unmodified and shall remain in full force and effect. For purposes of determining the accuracy of, or the occurrence of a breach of, a party’s representations and warranties in the Merger Agreement as of the date of the Original Merger Agreement, only those representations and warranties set forth in the Original Merger Agreement in its form as of such date shall apply and the modifications or supplements set forth in the Amendment shall have no effect. For purposes of determining the accuracy of a party’s representations and warranties in the Merger Agreement as of the Closing Date, only those representations and warranties set forth in the Merger Agreement as amended by this Amendment shall apply. For purposes of determining the compliance with, or the occurrence of a breach of, a party’s covenants in the Merger Agreement prior to the date of this Amendment, only those covenants set forth in the Original Merger Agreement in its form as of the date of the Original Merger Agreement shall apply and the modifications or supplements set forth in this Amendment shall have no effect. For purposes of determining the compliance with, or the occurrence of a breach of, a Party’s covenants in the Merger Agreement after the date of this Amendment, only those covenants set forth in the Merger Agreement as amended by this Amendment shall apply.

(b) This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, except that neither this Amendment nor any rights or obligations hereunder shall be assigned or delegated by party except in connection with an assignment of the Merger Agreement in accordance with the terms thereof. Any purported assignment in violation of this provision is void.

(c) This Amendment is not intended to confer upon any person or entity other than the parties and their permitted assigns any rights or remedies.

(d) This Amendment may be amended only by a written instrument signed by each of the parties.

(e) This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

(f) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

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Signature Page
to
Amendment No. 1 to Agreement and Plan of Merger and Reorganization

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the day and year first above written.

SBE, INC., a Delaware Corporation

By: /s/ Greg Yamamoto
Name: Greg Yamamoto
Title: President & CEO

COLD WINTER ACQUISITION CORPORATION, a Delaware Corporation

By: /s/ Greg Yamamoto
Name: Greg Yamamoto
Title: President & CEO

NEONODE INC., a Delaware Corporation

By: /s/ Mikael Hagman
Name: Mikael Hagman
Title: President & CEO